UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 10, 2011

CORNERSTONE CORE PROPERTIES
REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 10, 2011, we became obligated under a purchase and sale agreement (the “Agreement”) in connection with the sale of the Pinnacle Park Business Center and Mack Deer Valley properties (the “Properties”) by Buchanan Street Partners, L.P. (“Buyer”), a non-related party, for a purchase price of $25,000,000. Except with respect to specific contingencies, the Buyer does not have the right to terminate the agreement without our consent.

The material terms of the agreement provide for: (i) an initial deposit from the Buyer in the amount of $250,000 that funded upon execution of the Agreement and shall be credited to the purchase price of the property and is non-refundable except in limited circumstances; (ii) a property inspection period that expires on November 17, 2011 during which time the Buyer can terminate the Agreement at any time within the period by delivering written notice to us; (iii) a closing date for the sale of the Properties that shall occur on or before December 1, 2011. The Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

10.1	Purchase and Sale Agreement dated November 10, 2011 by and between the Company and Buchanan Street Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: November 16, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer